Exhibit 99.1
PowerSecure Awarded $5 Million of New Orders for Clean, Green
EfficientLights Technology
New Awards Bring 2009 EfficientLights Orders from Major Retailers to Over
$13 Million
Wake Forest, N.C. — July 20, 2009 — PowerSecure International, Inc. (Nasdaq: POWR) today announced it has been awarded approximately $5 million of new orders for its EfficientLights LED lighting technology. The new orders are expected to be completed and recognized primarily during the second half of 2009. In total, this brings 2009 EfficientLights orders from major retailers to over $13 million, as the Company has realized a significant uptake in order flow this year from this state-of-the art technology.
EfficientLights replaces traditional fluorescent lighting in grocery and drug store refrigerated cases, delivering a strong return on investment by reducing lighting energy use approximately 70 percent. Additionally, replacing traditional fluorescent fixtures with EfficientLights lighting reduces maintenance costs, extends the life of the lights approximately five-fold, and eliminates the disposal of the fluorescent bulbs which contain mercury. The Company estimates that on average, a grocery store retrofitted with EfficientLights technology reduces its carbon footprint by approximately 80 thousand pounds of carbon emissions annually. Importantly, the Company’s EfficientLights technology delivers a significantly upgraded quality of light to a refrigerated case, enhancing the consumer’s in-store shopping experience.
Sidney Hinton, CEO of PowerSecure, said, “We are extremely pleased with the momentum our EfficientLights business is demonstrating, and the uptake we continue to see from major retailers investing in our lighting solution. EfficientLights improves the look and feel of our customers’ refrigerated cases, reduces their carbon footprint, and delivers a strong bottom-line result in energy savings. We are very pleased to be able to deliver our customers a product with this combination of benefits and such a strong value proposition.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Interactive Distributed Generation®, Utility Infrastructure, and Energy Efficiency. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with regulatory consulting, power system and transmission engineering and construction, and provides businesses with energy efficiency products and services, including its state-of-the art EfficientLights lighting solution for refrigerated cases. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the outlook for growing the Company through innovative energy management and conservation; business operations and prospects for the Company; the outlook for future gains in the Company’s revenues due to its business initiatives; the anticipated results of the Company’s products, solutions, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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